UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

(a)          May 16 Extension for Section 404 Filing.

The Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) previously granted Digimarc Corporation (the “Company”) continued listing of its common stock as a result of the Company’s filing on April 7, 2005 of its Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarterly period ended September 30, 2004.

The Company also requested from the Nasdaq Panel continued relief from the listing requirements pending the filing of management’s report on internal controls and the related attestation report of the Company’s independent registered public accounting firm as required by Section 404 of the Sarbanes-Oxley Act.

On April 29, 2005, the Nasdaq Stock Market notified the Company that the Nasdaq Panel has granted the Company until May 16, 2005 to file the Section 404 internal control reports pursuant to an amendment to the Company’s Form 10-K.  The Company expects to file the amendment to its 10-K within the time prescribed by this extension.

(b)         Form 12b-25 Extension for Filing Form 10-Q.

The Company announced on May 9, 2005 that it expects to file its Form 10-Q for the quarterly period ended March 31, 2005 on May 16, 2005.  The Company expects to file a Form 12b-25 with the Securities and Exchange Commission to extend the prescribed due date of the Form 10-Q from May 10, 2005 to May 16, 2005.  The Company also expects to disclose in its Form 12b-25 filing preliminary financial information concerning results for the first quarter of 2005.  The Company announced that the Form 10-Q filing delay is primarily the result of (i) ongoing work of the Company and its independent registered public accounting firm, KPMG LLP, under Section 404 of the Sarbanes-Oxley Act and (ii) a later than normal start in work on the first quarter reporting process due to the Company’s completion on April 7, 2005 of its Form 10-K for the year ended December 31, 2004 and the restatement of prior financial results.

(c)          Nasdaq Review of Earlier Decision.

On May 4, 2005, the Company was notified by the Nasdaq Stock Market that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review the March 22, 2005 decision by the Nasdaq Panel regarding the Company.   As previously disclosed, in the March 22, 2005 decision the Nasdaq Panel granted the Company’s request to extend the deadline to March 31, 2005 to file the Company’s Form 10-Q for the quarterly period ended September 30, 2004 and Form 10-K for the year ended December 31, 2004, including all required restatements of prior periods.                                     The March 22, 2005 decision was called for review to consider whether the Nasdaq Panel’s decision to grant such extension was appropriate.

The Listing Council is a separate body within Nasdaq that performs various functions, including setting policy and standards for the various Nasdaq Listing Qualifications Panels to administer.  The Listing Council has the authority to review on its own motion all decisions of the Nasdaq Listing Qualifications Panels and may affirm, modify, reverse, dismiss, or remand the March 22, 2005 decision to the Nasdaq Panel.  As a result, the Listing Council could modify or reverse the earlier decision for the purpose of establishing or clarifying Nasdaq policy or to the extent that the Listing Council disagrees with any part of the Nasdaq Panel’s prior decisions.  Although the Company expects to have made all required SEC filings by the time that the March 22, 2005 decision is reviewed by the Listing Council, the Company cannot provide any assurance regarding the scope or outcome of the Listing Council’s review.

(d)         Conference Call.

The Company also announced on May 9, 2005 that it will host a conference call on Tuesday, May 17, at 9:00 a.m. EDT (6:00 a.m. PDT) to discuss first quarter 2005 results, measures that it is taking to improve timeliness of financial statement filings and internal controls, significant business developments, market conditions, and prospects and plans for the remainder of 2005.

(e)          Press Release.

The Company issued a press release on May 9, 2005 regarding the recent communications to the Company from Nasdaq, the status of the Company’s Form 10-Q filing and the conference call scheduled on May 17, 2005.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: May 9, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Digimarc Corporation, dated May 9, 2005.